Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Arbitron Inc. To Hold Investor Conference Call
on February 26, 2008 at 10:00am ET

NEW YORK, February 25, 2008 – Arbitron Inc. (NYSE: ARB) today announced that it will hold a conference call on Tuesday, February 26, 2008 at 10:00 a.m. Eastern Time to discuss the financial implications of the termination of “Project Apollo” and to provide updated 2008 financial guidance.

The Company invites you to listen to the call by dialing (toll free) (888) 868-9083. The conference call can be accessed from outside of the United States by dialing (973) 935-8512. To participate, users will need to use the following code: 36430989. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

A replay of the call will be available from 12:00 p.m. on February 26 through 11:59 p.m. on March 03, 2008. To access the replay, please call (toll free) 800-642-1687 in the United States, or (706) 645-9291 outside of the United States. To access the replay, users will need to enter the following code: 36430989.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States and Europe. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by its research and technology organization located in Columbia, Maryland. Its executive offices are located in New York City.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.